    As filed with the Securities and Exchange Commission on January 18, 2000

           Securities Act Registration No. 333-_________ Exchange Act
                            Registration No. 0-23049

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SVI HOLDINGS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                  Nevada                              84-1131608
          -------------------------                -------------------
          (State or Other Juris-                    IRS Employer Iden-
          diction of Incorporation)                 tification Number)

                        12707 High Bluff Drive, Suite 335
                           San Diego, California 92130
          -------------------------------------------------------------
              (Address of Registrant's Principal Executive Offices)

                            1998 Incentive Stock Plan
                            -------------------------
                            (Full Title of the Plan)

                               Barry M. Schechter
                             Chief Executive Officer
                        12707 High Bluff Drive, Suite 335
                           San Diego, California 92130
                                 (858) 481-4404
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

            It is requested that copies of communications be sent to:

                                 David L. Reese
                       Chief Financial Officer, Secretary
                        12707 High Bluff Drive, Suite 335
                           San Diego, California 92130
                                 (858) 481-4404

      ---------------------------------------------------------------------

                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
    Title of                              Proposed Maximum
Securities to be       Amount to be        Offering Price         Proposed Maximum          Amount of
   Registered           Registered            Per Share            Offering Price       Registration Fee
   ----------           ----------            --------             --------------       ----------------
$.0001 par value         2,685,100          $12.6875 (2)            $34,067,206             $8,993.74
  common stock           shares (1)

$.0001 par value          814,900             $7.23 (4)              $5,891,727             $1,555.42
  common stock           shares (3)

(1) Representing the number of shares of common stock available for the grant of stock options and stock bonuses and for the purchase of restricted stock under the 1998 Incentive Stock Plan (the "Plan") and not yet subject to awarded outstanding restricted stock, stock options or stock bonuses. This Registration Statement also covers an indeterminate number of additional shares which may be issued under the Plan due to recapitalizations, stock splits or other adjustments to the stock of the Registrant.

(2) For the purpose of computing the registration fee only, the price shown is based upon the price of $12.6875 per share, the average of the high and low price for the Registrant's common stock reported on the American Stock Exchange on January 10, 2000, in accordance with Rule 457(h).

(3) Shares subject to outstanding stock options under the Plan as of January 7, 2000.

(4) Weighted average per share exercise price for such outstanding options calculated pursuant to Rule 457(h)(1).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         - The Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999.

         - All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended March 31, 1999.

         In addition, all other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such documents.

         The class of securities to be offered pursuant to this Registration Statement is the Registrant's common stock, par value $.0001 per share, which is registered under Section 12 of the Exchange Act. The description of the Registrant's common stock is contained in the Registrant's Form 8-A registration statement filed pursuant to Section 12(b) of the Exchange Act on June 30, 1998 and is incorporated herein by reference.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the common stock offered by this Registration Statement will be passed upon for the Registrant by Solomon Ward Seidenwurm & Smith, LLP, San Diego, California. As of the date of this Registration Statement, partners and employees of Solomon Ward Seidenwurm & Smith, LLP beneficially owned an aggregate of 61,839 shares of the Registrant's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Directors, officers or employees of the Registrant or persons serving at its request as directors, officers or employees of another corporation or enterprise are entitled to indemnification as provided in the Articles of Incorporation of the Registrant, which provide for indemnification to the fullest extent permitted under Nevada law. These provisions are broad enough to permit indemnification of such persons from liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"); however, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Securities Act, and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

         Reference is made to the Exhibit Index appearing following the signature page.

ITEM 9. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in a post-effective amendment to the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on January 18, 2000.

                                       SVI HOLDINGS, INC.


                                       By:  /s/ Barry M. Schechter
                                       -----------------------------------------
                                       Barry M. Schechter,
                                       Chairman of the Board and Chief Executive
                                         Officer


                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby constitutes and appoints Barry M. Schechter and David L. Reese as his true and lawful attorney(s)-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

        In accordance with the requirements of the Securities Act, this Registration Statement on Form S-8 was signed by the following persons in the capacities and on the dates indicated.


Signatures                   Capacity                          Date
----------                   --------                          ----

/s/ Barry M. Schechter
------------------------     Chairman of the Board,      January 18, 2000
Barry M. Schechter           Chief Executive Officer
                             and Director

/s/ David L. Reese
-------------------------    Chief Financial             January 18, 2000
David L. Reese               Officer, Secretary and
                             Director

/s/ Arthur S. Klitofsky
-------------------------    Vice President and          January 18, 2000
Arthur S. Klitofsky          Director

/s/ Donald S. Radcliffe
-------------------------    Director                    January 18, 2000
Donald S. Radcliffe

/s/ Ivan M. Epstein
-------------------------    Director                    January 18, 2000
Ivan M. Epstein

/s/ Gerald Rubenstein
-------------------------    Director                    January 18, 2000
Gerald Rubenstein

/s/ Ian Bonner
-------------------------    Director                    January 18, 2000
Ian Bonner

/s/ Marcel Golding
-------------------------    Director                    January 18, 2000
Marcel Golding

                                  EXHIBIT INDEX

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.    Description
-----------    -----------


4.1            Form of Incentive Stock Option Agreement

5.1            Opinion of Solomon Ward Seidenwurm & Smith, LLP

23.1           Consent of Deloitte & Touche LLP

23.2           Consent of Singer Lewak Greenbaum
               & Goldstein LLP

23.3           Consent of Solomon Ward Seidenwurm & Smith, LLP
               (included in Exhibit 5.1)